       As filed with the Securities and Exchange Commission on February 8, 1994.
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            ------------------------

                           FIRST SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                    6711                 87-6118148
     (State or other           (Primary Standard       (I.R.S. Employer
     jurisdiction of              Industrial          Identification No.)
      incorporation             Classification
     or organization)            Code Number)

                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                                SCOTT C. ULBRICH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies To:
        A. ROBERT THORUP, ESQ.              FRED B. WHITE, III, ESQ.
        RAY, QUINNEY & NEBEKER              SKADDEN, ARPS, SLATE, MEAGHER & FLOM
        79 SOUTH MAIN STREET                919 THIRD AVENUE
        SALT LAKE CITY, UTAH 84111          NEW YORK, NEW YORK  10022
        (801) 532-1500                      (212) 735-2000
        (FAX) (801) 532-7543                (FAX) (713) 655-5181

                            ------------------------

    Approximate date of commencement of proposed sale of the securities to the public: From time to time after the Effective Time of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following
box.    / x /


                    CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS    AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
OF SECURITIES TO BE     REGISTERED     OFFERING PRICE PER SHARE    AGGREGATE OFFERING   REGISTRATION FEE
    REGISTERED                                                           PRICE
- -------------------    -----------    -------------------------    -------------------  ----------------
Common Stock              5,360.383            $28.125(1)              $150,760,770        $51,986.84
($1.25 par value)            shares

Common Stock Rights       5,360,383                 None                       None              None
(2)                          rights

   (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, as determined January 27, 1994.

   (2) One Right to purchase Junior Series B Preferred Stock of FSC is associated with each share of Common Stock. The Rights are not transferable separately from the Common Stock except in limited circumstances.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    This Registration Statement consists of 21 consecutively numbered pages.
            The Exhibit Index is on consecutively numbered page 20.

                              CROSS-REFERENCE SHEET

                           FIRST SECURITY CORPORATION



 ITEM               ITEM                       LOCATION IN PROSPECTUS
  NO.               ----                       ----------------------
- -----

    1      Forepart of Registration         Facing page, cross-reference
           Statement and Outside Front      sheet; cover page of Prospectus
           Cover Page of Prospectus

    2      Inside Front and Outside         Available Information;
           Back Cover Pages of              Incorporation of Certain
           Prospectus                       Documents by Reference

    3      Summary Information, Risk        Cover Page of Prospectus
           Factors and Ration of
           Earnings to Fixed Charges

    4      Use of Proceeds                  Not Applicable

    5      Determination of Offering        Not Applicable
           Price

    6      Dilution                         Not Applicable

    7      Selling Security Holders         Selling Shareholders

    8      Plan of Distribution             Not Applicable

    9      Description of Securities        Incorporation of Certain
           to be Registered                 Documents by Reference

    10     Interests of Named Experts       Not Applicable
           and Counsel

    11     Material Changes                 Not Applicable

    12     Incorporation of Certain         Incorporation of Certain
           Information by Reference         Documents by Reference

    13     Disclosure of Commission         Disclosure of Commission Position
           Position on Indemnification      on Indemnification for Securities
           for Securities Act               Act Liabilities
           Liabilities

           Exhibit Index                    Page II-8

                                                                               i

                                   PROSPECTUS

                           FIRST SECURITY CORPORATION

                        5,360,383 Shares of Common Stock
                                 $1.25 Par Value
                    ________________________________________

  This Prospectus relates to up to 5,360,383 shares of common stock (the "Shares") of First Security Corporation (the "Company") which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs relating to the registration of the Shares, estimated to be approximately $80,000.

  The Shares may be offered for sale from time to time by the Selling Shareholders named herein, or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions through the National Market System of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ/NMS"), in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholders may pledge all or a portion of the Shares owned by them as collateral in loan transactions. Upon default by the Selling Shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholders under this Prospectus. The Selling Shareholders may also transfer Shares owned by them by gift and upon any such transfer the donee would have the same rights of sale as such Selling Shareholders under this Prospectus. The Selling Shareholders and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

  Certain of the Selling Shareholders have also agreed not to effect public sales during specified periods, including before and after certain underwritten public offerings of the Company's securities. (SEE "Plan of Distribution.")

  The Shares are traded on the NASDAQ/NMS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
                    ________________________________________

                 The date of this Prospectus is February 1, 1994

All of the securities offered hereby are to be offered for the account of existing security holders.

                              AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the Commission's facilities referred to above and at the Commission's Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60621-2511, and Room 1228, 75 Park Place, New York, New York 10007. In addition, the Company's Common Stock is included for quotation on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS"), and such reports, proxy statements and other information concerning FSC should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Company's Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits thereto.

  Statements contained in this Prospectus or in any documents incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are incorporated herein by reference the following documents filed with the Commission by the Company (File No. 1-6906):

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1992; and

     (b)        The Company's Proxy Statement dated March 15, 1993; and

     (c) The Company's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1993, June 30, 1993 and September 30, 1993; and

     (d) The Company's Current Reports on Form 8-K dated November 19, 1993 and January 24, 1994; and

     (e) Description of the Company's Capital Stock as included in the Company's Registration Statement on Form S-3, filed with the Commission on September 13, 1991, Commission File Number 33-42784.


  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST DIRECTED TO FIRST SECURITY CORPORATION, ATTENTION: SCOTT C. ULBRICH, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SUITE 200, 79 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84111; TELEPHONE NUMBER (801) 246-5706.


  No agent or officer of the Company, nor any other person, has been authorized to give any information or to make any representations other than as contained herein; and, if given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale or exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or operations of the Company since the date of this Prospectus, or that the information herein is correct as of any time subsequent to such date.

                                   THE COMPANY

  The Company is a Delaware incorporated multi-bank holding company headquartered in Salt Lake City, Utah. At September 30, 1993, the Company and its subsidiaries had total consolidated assets, deposits, and shareholders' equity of $8.46 billion, $5.91 billion and $711 million, respectively.

  The Company maintains its executive offices at 79 South Main Street, Salt Lake City, Utah 84111, telephone 801-246-6000.

  The principal assets of the Company are the capital stock of (a) First Security Bank of Utah, N.A. ("FSBU") (approximately 99.9% owned), (b) First Security Bank of Idaho, N.A. ("FSBI") (100% owned), and (c) First Security Bank of New Mexico, N.A. (100% owned) all of which provide a range of banking services.

  The Company also owns 99.9% of the outstanding capital stock of First Security Bank of Wyoming, a Wyoming state bank, 100% of the outstanding capital stock of First Security Bank of Nevada (Las Vegas), and 100% of the outstanding capital stock of First Security Bank of Oregon, an Oregon savings bank. (All of the Company's banking subsidiaries will be referred to hereafter as "the Banks".) Nonbank subsidiaries owned by the Company include a leasing company, a mortgage company, a securities broker-dealer, an investment adviser, an insurance agency, a credit life insurance company and a management and services subsidiary. The securities subsidiaries are subject to regulation and supervision by the Commission and applicable state securities authorities. The insurance agency and credit life insurance company are regulated by applicable state insurance regulators.

  In addition to its equity investment in its subsidiaries, the Company directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's cash flow is typically derived from dividends directly from its bank and nonbank subsidiaries, and from interest on loans to the Company's nonbank subsidiaries.


                              SELLING SHAREHOLDERS

  The 1,188,288 Shares of the Company's Common Stock described in this Prospectus are owned by the persons listed below. All of the shares offered hereby were acquired by the listed persons in connection with the acquisition of First National Financial Corporation ("FNFC") by the Company on November 19, 1993, and the Shares are being registered by the Company for resale by the Selling Shareholders pursuant to that certain Registration Rights Agreement dated as of November 19, 1993 between the Company and each of the Selling Shareholders.

  Of the Selling Shareholders, Mrs. Colleen J. Maloof and Messrs. Joseph G., Gavin P., George J., Jr., Phillip J., Phillip F. and Michael J. Maloof were Directors of FNFC prior to the merger of FNFC with and into the Company. All of the Selling Shareholders participated directly or indirectly in the negotiation of the merger between FNFC and the Company.

   In recognition of the fact that each of the Selling Shareholders may wish to be legally permitted to sell his/her shares, other than in transactions exempt from registration under the securities laws, when he/she deems appropriate, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act"), of which this Prospectus forms part, with respect to the resale of the Shares from time to time. The Shares may be resold in transactions on the NASDAQ/NMS, on which the Shares are included and traded, in other public securities markets or in private transactions or other transactions exempt from registration under the Securities Act. (SEE "Plan of Distribution.")





                                   SHARES OWNED        SHARES      SHARES OWNED
                                     PRIOR TO          OFFERED         AFTER
                                   THIS OFFERING       HEREBY        OFFERING
                                   -------------       -------     ------------
SELLING SHAREHOLDERS
- --------------------
Adrienne M. Maloof                   280,339             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Colleen J. Maloof                     92,502             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Gavin P. Maloof                      496,373             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

George J. Maloof, Jr.                354,177             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Joseph G. Maloof(1)                  499,964             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Michael J. Maloof                    417,272             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Phillip J. Maloof                    359,750             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

The Estate of George J.
Maloof, Colleen J.                 1,671,718             (2)            (2)
Maloof, Personal Representative
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103



                              SHARES OWNED         SHARES      SHARES OWNED
                                PRIOR TO           OFFERED         AFTER
                              THIS OFFERING        HEREBY        OFFERING
                              -------------       -------     -------------

SELLING SHAREHOLDERS
- --------------------
Colleen J. Maloof, Trustee       415,989             (2)            (2)
for Adrienne M. Maloof,
George J. Maloof, and
Phillip J. Maloof
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Dee T. Maloof                     38,562             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Judy F. Maloof                    82,275             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

The Estate of Michael Joseph      72,981             (2)            (2)
Maloof, Jr., Michael J. Maloof,
Personal Representative
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Helen Rene Maloof Aranda          87,424             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Sharon Dee Maloof                 79,664             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Tamara Maloof                    100,067             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

Phillip F. Maloof                311,326             (2)            (2)
523 Commercial, N.E.
P.O. Box 1086
Albuquerque, NM 87103

     TOTAL SHARES              5,360,383             (2)            (2)

- ------------

      (1) Selling Shareholders serving as Directors of or employed by the Company following the acquisition of FNFC.

      (2) The Shares covered by this Prospectus may be offered from time to time on a delayed or continuing basis by some or all of the Selling Shareholders.


          Except as described above, none of the Selling Shareholders had any position, office or other material relationship within the past three years with the Company or any of its affiliates, except Mr. Joseph G. Maloof who was elected as a Director of the Company on January 24, 1994.

          The information set forth above excludes shares of the Company's Common Stock held by affiliates of the Selling Shareholders in their own right or by the Selling Shareholders or their affiliates in investment accounts, trust accounts, custody accounts or in other similar capacities. All of the shares listed in the preceding table are offered hereby.

          The Shares of Common Stock registered hereby were acquired by the Selling Shareholders pursuant to the Merger Agreement, a copy of which is incorporated by reference as an exhibit to the Securities Act Registration Statement of which this prospectus forms a part.

                              PLAN OF DISTRIBUTION

          Any distribution of the Shares by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the NASDAQ/NMS, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

          The Selling Shareholders and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Shares, may be deemed "underwriters" as that term is defined by the Securities Act.

          Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

          Pursuant to the Registration Rights Agreement, the Selling Shareholders have agreed, among other things, not to effect a public sale or distribution (including a sale under Rule 144 promulgated under the Securities Act of 1933 but excluding private sales) of any of the Shares during the 14 days prior to, and the 90 days after, the execution of an underwriting agreement or the effective date of a registration statement filed by the Company in connection with an underwritten offering of shares of Common Stock. Such time periods may be shortened with the consent of the managing underwriter of any such offering.

          At the time a particular offering of Shares is made, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

          In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

          All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sale of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                                     EXPERTS

          The consolidated financial statements as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

          The legality of the Company's Common Stock offered hereby and certain other matters with respect to this offering have been passed upon for the Company by Ray, Quinney & Nebeker P.C. As of December 31, 1993, attorneys at Ray, Quinney & Nebeker, as a group, were beneficial owners of approximately 4.0% of the total outstanding FSC Common Stock, and held no shares of FNFC Common Stock.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

          Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers as well as other employees and individuals in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 10 of the Company's By-Laws requires indemnification to the full extent permitted under Delaware law and provides certain rights to indemnification for directors, officers and employees of the Company.

          The Company also maintains an insurance policy insuring its Directors and Officers against liability for certain acts or omissions while acting in their official capacities.

          INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

- -----------------------------------------    -----------------------------------
- -----------------------------------------    -----------------------------------

         TABLE OF CONTENTS

                                     Page             5,360,383 Shares
                                     ----

Available Information. . . . . . . .  2

Incorporation of Certain
  Documents by Reference . . . . . .  2

The Company. . . . . . . . . . . . .  3          FIRST SECURITY CORPORATION

Selling Shareholders . . . . . . . .  4

Experts. . . . . . . . . . . . . . .  6                 Common Stock

Legal Matters. . . . . . . . . . . .  6
                                                          ---------
Disclosure of Commission
  Position on Indemnification
  for Securities Act Liabilities . .  7                  PROSPECTUS

                                                      February 1, 1994



- -----------------------------------------    -----------------------------------
- -----------------------------------------    -----------------------------------

                                      PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The expenses relating to the registration of the Shares will be borne by the registrant. Such expenses are estimated to be as follows:


          Registration fee - Securities and
           Exchange Commission                        $ 60,304.30

          Accountant's fees                           $  5,000.00

          Legal fees                                  $  9,000.00

          Miscellaneous                               $  5,000.00
                                                      -----------
               Total                                  $ 79,304.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

          The Certificate of Incorporation of First Security Corporation provides for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than permitted or allowed by Section 145). The registrant also insures its officers and directors to the full extent permitted by Section 145.

          The directors and officers of the Registrant are entitled to indemnification by the Selling Shareholder against liability arising by reason of action by the Selling Shareholders in connection with this registration statement.

ITEM 16.  LIST OF EXHIBITS

          The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6.


ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 24th day of January, 1994.

                                     FIRST SECURITY CORPORATION



                                     By: /s/ Morgan J. Evans
                                         -------------------
                                         Morgan J. Evans
                                         President and Chief Operating Officer


                                POWER OF ATTORNEY

                Each person whose signature appears below hereby constitutes and appoints A. Robert Thorup, Esq. and Brad D. Hardy, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.



SIGNATURE                            TITLE                           DATE
- ---------                            -----                           ----

/s/ Spencer F. Eccles          Chairman and Chief
- ----------------------------
Spencer F. Eccles              Executive Officer, Director     January 24, 1994



/s/ Morgan J. Evans            President and Chief
- ----------------------------
Morgan J. Evans                Operating Officer, Director     January 24, 1994



/s/ Scott C. Ulbrich           Executive Vice President
- ---------------------------
Scott C. Ulbrich               Chief Financial Officer         January 24, 1994
                               (Principal Financial and
                               Accounting Officer)



/s/ Marvin J. Ashton
- --------------------------
Marvin J. Ashton               Director                        January 24, 1994



/s/ James C. Beardall
- --------------------------
James C. Beardall              Director                        January 24, 1994



/s/ Rodney H. Brady
- --------------------------
Rodney H. Brady                Director                        January 24, 1994



/s/ James E. Bruce
- --------------------------
James E. Bruce                 Director                        January 24, 1994



- --------------------------
Thomas D. Dee II               Director                        January 24, 1994



/s/ Dr. David P. Gardner
- --------------------------
Dr. David P. Gardner           Director                        January 24, 1994



/s/ Kendall D. Garff
- --------------------------
Kendall D. Garff               Director                        January 24, 1994



/s/ U. Edwin Garrison
- --------------------------
U. Edwin Garrison              Director                        January 24, 1994




/s/ David B. Haight
- --------------------------
David B. Haight                Director                        January 24, 1994



/s/ Jay Dee Harris
- --------------------------
Jay Dee Harris                 Director                        January 24, 1994



/s/ Robert T. Heiner
- --------------------------
Robert T. Heiner               Director                        January 24, 1994



- --------------------------
Howard W. Hunter               Director                        January 24, 1994




/s/ Karen H. Huntsman
- --------------------------
Karen H. Huntsman              Director                        January 24, 1994



/s/ G. Frank Joklik
- --------------------------
G. Frank Joklik                Director                        January 24, 1994



/s/ B.Z. Kastler
- --------------------------
B. Z. Kastler                  Director                        January 24, 1994



/s/ Joseph G. Maloof
- --------------------------
Joseph G. Maloof               Director                        January 24, 1994



/s/ Scott S. Parker
- --------------------------
Scott S. Parker                Director                        January 24, 1994



/s/ Dr. Arthur K. Smith
- --------------------------
Dr. Arthur K. Smith            Director                        January 24, 1994



/s/ James L. Sorenson
- --------------------------
James L. Sorenson              Director                        January 24, 1994



/s/ Harold J. Steele
- --------------------------
Harold J. Steele               Director                        January 24, 1994


                                 INDEX TO EXHIBITS



EXHIBIT                                                     SEQUENTIALLY
NUMBER                            DESCRIPTION               NUMBERED PAGE
- ------                            -----------               --------------
2.         Agreement and Plan of Merger, dated as of             ***
           May 18, 1993, by and among First Security
           Corporation ("FSC") and First National Finan-
           cial Corporation.  (Incorporated by reference
           from the Company's Report on Form 8-K dated
           May 18, 1993 (File No.1-6906)

10.        Registration Rights Agreement between the             ***
           Company and the Selling Shareholders
           (Incorporated by reference from the
           Company's Report on Form 8-K dated
           May 18, 1993 (File No.1-6906)


23.        Consent of Deloitte & Touche                        21 of 21


*** Incorporated by reference
